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                                                                    EXHIBIT 99.2

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Roberts Realty Investors, Inc.:



We have audited the accompanying statement of specific operating expenses in excess of revenues of St. Andrews at The Polo Club for the nine month period ended September 30, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of specific operating expenses in excess of revenues is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of St. Andrews at the Polo Club after the acquisition by the Company. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and expenses of St. Andrews at The Polo Club.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the specific operating expenses (exclusive of expenses described in Note 2) in excess of revenues of St. Andrews at The Polo Club for the nine month period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP


Atlanta, Georgia

December 19, 2001


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